                                                                   Exhibit 10.25


                                LICENSE AGREEMENT

         This License Agreement ("this Agreement") is made and entered into as of the latest date upon which either party hereto executes this Agreement, to be effective for all purposes as of December 31, 1998 ("the Effective Date"), by and between BOBBY ALLISON CELLULAR SYSTEMS OF FLORIDA, INC. d/b/a BOBBY ALLISON CELLULAR & PAGERS ("BAC"), a Florida corporation, and ROBERT A. ALLISON a/k/a BOBBY ALLISON ("Allison"), an Alabama resident. For the purposes of this Agreement, BAC and Allison are hereinafter referred to as "party", in the singular, and as "parties", in the plural.

         WHEREAS, BAC, BOBBY ALLISON SYSTEMS, INC. ("BASI), an Alabama corporation, ROBERT L. McGINNIS ("McGinnis"), and JAMES L. RALPH ("Ralph") executed that certain Agreement dated March 1, 1995 ("the Prior Agreement"); and

         WHEREAS, the Prior Agreement granted to BAC, McGinnis, and Ralph a non-exclusive license to use the Bobby Allison service marks, trademarks, and system in a prescribed area of the State of Florida;

         WHEREAS, the parties desire to cause the Prior Agreement to be terminated by the mutual agreement of BAC, BASI, McGinnis, and Ralph as of the Effective Date; and

         WHEREAS, the parties desire to replace the Prior Agreement with this Agreement.



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         NOW, THEREFORE, in consideration of the premises, and of the terms hereinafter contained, the adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1. FOREGOING STATEMENTS. The parties hereby acknowledge and agree that all of the foregoing statements are true and accurate. The parties further acknowledge and agree that such statements are integral parts of this Agreement.

         2. TERMINATION OF PRIOR AGREEMENT. BAC shall terminate, and shall cause McGinnis and Ralph to terminate, the Prior Agreement. Allison shall cause BASI to terminate the Prior Agreement. Such terminations shall be structured as a mutual termination by all those concerned. Such mutual termination shall be a condition precedent to the validity of this Agreement. Allison represents and warrants that this Agreement will not conflict with, or cause a default with respect to, any other agreement by which he is bound.

         3.       LICENSES GRANTED.

                  (a) Allison hereby grants to BAC an exclusive license ("the Exclusive License") to use the name "Bobby Allison", the name "Bobby Allison Racing", and any other prefix, suffix, and derivation of the name "Bobby Allison", and any and all service marks and trademarks directly or indirectly related to the foregoing. BAC shall be




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                           entitled to use the Exclusive License in connection
                           with the sale and distribution, both wholesale and retail, of wireless and wired communication products, consumer electronic products not contained in packaging with Allison's name or likeness, residential security products, personal security products, and both accessories and services directly or indirectly related to the foregoing products.

                  (b) Subject to BAC obtaining Allison's prior written consent with respect to each product line (which consent shall not be unreasonably withheld), Allison hereby grants to BAC a non-exclusive license ("the Non-exclusive License") to sell "Bobby Allison racing memorabilia", including souvenirs, clothing, and the like, separately licensed by Allison to others and all other retail products directly or indirectly related to such memorabilia, provided that the Non-exclusive License does not conflict with such licenses held by others for such memorabilia.

                  (c) BAC shall be entitled to use the Exclusive License and the Non-exclusive License within the United States, including Alaska and Hawaii, and within all possessions and territories of the United States.





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         4.       TERM AND TERMINATION. The initial term of this Agreement shall commence on the Effective Date and shall expire ten (10) years thereafter ("the Initial Term"). Upon the expiration of the Initial Term, BAC, in its sole discretion, shall be entitled to renew this Agreement for an additional term of five (5) years ("the First Renewal Term"). Upon the expiration of the First Renewal Term, BAC, in its sole discretion, shall be entitled to renew this Agreement for an additional term of five (5) years ("the Second Renewal Term"). Upon the expiration of the Second Renewal Term, BAC, in its sole discretion, shall be entitled to renew this Agreement for an additional term of five (5) years ("the Third Renewal Term"). Upon the expiration of the Third Renewal Term, BAC, in its sole discretion, shall be entitled to renew this Agreement for an additional term of five (5) years ("the Fourth Renewal Term"). Upon the expiration of the Fourth Renewal Term, BAC, in its sole discretion, shall be entitled to renew this Agreement for an additional term of five (5) years ("the Fifth Renewal Term"). With respect to each aforesaid renewal term, BAC shall be deemed to have exercised its renewal right unless BAC notifies Allison, at least thirty (30) days prior to the expiration of the immediately preceding term, that it desires to terminate this Agreement. In the event BAC provides such notice to




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                  Allison within the aforesaid time period, this Agreement shall expire on the last day of such immediately preceding term. Notwithstanding any contrary provision of this Section 4, either party may immediately terminate this Agreement upon the material breach of this Agreement by the other party;
                  provided, however, in the event BAC defaults in the performance of its financial obligations under this Agreement, Allison shall give written notice of such default to BAC, and Allison shall not be entitled to terminate this Agreement unless such default is not cured within thirty (30) days after BAC's receipt of such notice. Upon the expiration or termination of this Agreement, BAC shall cease and desist from all use of the subject matter of the Exclusive License.

         5.       LICENSE FEES.

                  (a) BAC shall pay to Allison, in monthly installments on the fifteenth (15th) day of each calendar month comprising the term of this Agreement, the following annual fixed license fees ("Fixed Fees", in the plural, and "Fixed Fee", in the singular).

                           (i) With respect to the first twelve (12) month period of the Initial Term, the annual Fixed Fee shall be $36,000. With respect to each succeeding twelve (12)



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                                    month period of the Initial Term, the annual
                                    Fixed Fee shall be $48,000.

                           (ii) With respect to each twelve (12) month period of the First Renewal Term, if any, the annual Fixed Fee shall be $52,800.

                           (iii) With respect to each twelve (12) month period of the Second Renewal Term, if any, the annual Fixed Fee shall be $58,080.

                           (iv) With respect to each twelve (12) month period of the Third Renewal Term, if any, the annual Fixed Fee shall be $63,888.

                           (v) With respect to each twelve (12) month period of the Fourth Renewal Term, if any, the annual Fixed Fee shall be $70,277.

                           (vi) With respect to each twelve (12) month period of the Fifth Renewal Term, if any, the annual Fixed Fee shall be $77,305.

                  (b) In addition to the Fixed Fees referred to in Section 5(a) hereinabove, BAC shall pay to Allison, within sixty (60) days after the conclusion of each accounting year of BAC comprising part of the term of this Agreement, the annual contingent license fees ("Contingent Fees", in the plural, and "Contingent Fee", in the singular), as provided for in, and




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                           strictly in accordance with, the succeeding
                           provisions of this Section 5(b).

                           (i) If, with respect to any accounting year of BAC comprising part of the term of this Agreement, BAC's annual net sales during such year do not exceed $100,000,000, Allison shall be entitled to receive a Contingent Fee with respect to such year in an amount equal to the excess of the First Tier Net Sales Base over the aggregate monthly Fixed Fees to which Allison is entitled with respect to such year. For the purposes of this Section 5(b)(i), the First Tier Net Sales Base shall be the product obtained by multiplying the annual net sales during such year by .001 (i.e., one-tenths percent).

                           (ii) If, with respect to any accounting year of BAC comprising part of the term of this Agreement, BAC's annual net sales during such year exceed $100,000,000, Allison shall be entitled to receive a Contingent Fee with respect to such year in an amount equal to the excess of the sum of the Second Tier Net Sales Base and the Third Tier Net Sales Base over the aggregate monthly Fixed Fees to which Allison is entitled with respect to such



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                                    year. For the purposes of this Section
                                    5(b)(ii), the Second Tier Net Sales Base shall be the product obtained by multiplying the first $100,000,000 of annual net sales during such year by .001 (i.e., one-tenths percent). For the purposes of this Section 5(b)(ii), the Third Tier Net Sales Base shall be the product obtained by multiplying annual net sales during such year in excess of $100,000,000 by .0003 (i.e., three-hundredths percent). With respect to the succeeding provisions of this Section 5(b), the Second Tier Net Sales Base and the Third Net Sales Base are referred to collectively as "the Combined Net Sales Base".

                           (iii) Sections 5(b)(i) and Section 5(b)(ii) hereinabove shall constitute mutually exclusive provisions of this Agreement. The First Tier Net Sales Base and the Combined Net Sales Base shall not both be applicable during any accounting year of BAC. If BAC's annual net sales during a particular accounting




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                                    year of BAC do not exceed $100,000,000, only
                                    the First Tier Net Sales Base shall be
                                    applicable with respect to such year. If
                                    BAC's annual net sales during a particular accounting year of BAC exceed $100,000,000, only the Combined Net Sales Base shall be applicable with respect to such year.

                           (iv) For the purpose of this Section 5(b), the term "accounting year of BAC" means the twelve (12) month period adopted by BAC for financial accounting purposes.

                           (v) Notwithstanding any contrary provision of or interpretation of this Section 5(b), in the event any accounting year of BAC comprising part of the term of this Agreement does not constitute twelve (12) months, the Contingent Fee shall be determined solely with reference to BAC's actual net sales during such partial accounting year of BAC. Furthermore, notwithstanding any contrary provision of or interpretation of this
                                    Section 5(b), Allison shall be entitled to receive a Contingent Fee with respect to such partial accounting year of BAC in an amount equal to the excess of the First Tier Net Sales Base or the Combined Net Sales Base, as the case may be, over the aggregate monthly Fixed Fees to which Allison is entitled with respect to such partial accounting year of BAC. For the purpose of the



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                                    immediately preceding sentence, the First
                                    Tier Net Sales Base or the Combined Net
                                    Sales Base, as the case may be, shall be determined solely with reference to BAC's actual net sales during such partial accounting year. If BAC's actual net sales during a particular partial accounting year of BAC do not exceed $100,000,000, only the First Tier Net Sales Base (as described in this Section 5(b)(v)) shall be applicable with respect to such partial year. If BAC's actual net sales during a particular partial accounting year of BAC exceed $100,000,000, only the Combined Net Sales Base (as described in this Section 5(b)(v)) shall be applicable with respect to such partial year.


                           (vi) The parties acknowledge and agree that the First Tier Net Sales Base and the Combined Net Sales Base used in determining the Contingent Fees provided for herein shall be determined with reference to the accounting years of BAC (full or partial, as the case may be), not with reference to the twelve
                                    (12) month periods described in Section 5(a) hereinabove.

                           (vii) If, with respect to any full or partial accounting year of BAC, the applicable First Tier Net Sales




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                                    Base or the applicable Combined Net Sales
                                    Base, as the case may be, does not exceed the aggregate monthly Fixed Fees to which Allison is entitled with respect to such year, Allison shall not receive any Contingent Fee with respect to such year.

         6.       STOCK PURCHASE OPTION.

                  (a) Commencing one hundred eighty (180) days after the Effective Date, and continuing until fifteen (15) days after the expiration or termination of this Agreement, Allison shall be entitled to purchase from BAC 75 shares of BAC's common stock at a price of $600 per share ("the Option"). In the event Allison does not exercise the Option within the aforesaid period, the Option shall lapse and shall become invalid. If at the time Allison exercises the Option he is in breach of this Agreement, his rights with respect to the Option shall be suspended until such time as such breach is cured to the satisfaction of BAC. If, after Allison purchases BAC common stock pursuant to the Option ("the Option Stock"), Allison commits a material breach of this Agreement (whether such breach is an act or an omission), and BAC terminates this Agreement as a direct result of such breach, Allison shall, at BAC's



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                           election and in BAC's sole discretion, be obligated
                           to sell the Option Stock to BAC for an amount equal to the price paid by Allison to BAC therefor. The Option shall not be transferred by Allison to any individual or entity, without the prior written consent of BAC.

                  (b) The parties acknowledge that BAC contemplates merging into 2Connect Acquisition Corp. ("Acquisition"), a Florida corporation, pursuant to a forward triangular merger under the Internal Revenue Code, in which capital stock of Acquisition's parent company, 2Connect Express, Inc. ("2Connect"), a Florida corporation, will be exchanged for the capital stock of BAC. In connection with such merger ("the Merger"), Acquisition will be the surviving entity, and BAC's corporate existence shall cease. In the event the Merger is consummated, BAC shall use its best efforts to cause the Option to be converted into an option permitting Allison to purchase 7,500 shares of 2Connect's common stock at a price of $6 per share ("the 2Connect Option"). The 2Connect Option shall be subject to the same provisions set forth in Section 6(a) hereinabove, with respect to exercise rights, lapse events, suspension events, and transfer restrictions; moreover, any common stock of 2Connect acquired by Allison



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                           pursuant to the 2Connect Option ("the 2Connect
                           Stock") shall be subject to the same provisions set forth in Section 6(a) hereinabove with respect to resale and repurchase upon Allison's commission of a material breach of this Agreement. For the purpose of the immediately preceding sentences, 2Connect shall be substituted for BAC in applying the provisions of
                           Section 6(a) hereinabove to the 2Connect Option and the 2Connect Stock.


         7.       ADVERTISING AND PERSONAL APPEARANCES.

                  (a) Allison shall perform promotional and advertising activities for BAC, as requested by BAC, including, but not limited to, radio advertisements, television advertisements, other mass media advertising, and promotional activities. However, such activities shall not exceed forty-eight (48) hours with respect to any twelve (12) month period of this Agreement.

                  (b) During each twelve (12) month period of this Agreement, Allison shall personally appear on behalf of BAC at eight (8) separate promotional events or other events scheduled by BAC. BAC may, in its sole discretion, cause Allison to personally appear on behalf of BAC at more than eight (8) promotional or other events scheduled by BAC, in which case Allison shall be



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                           entitled to receive the sum of $1,500 for each
                           personal appearance in excess of eight (8) personal appearances during any twelve (12) month period of this Agreement.

                  (c) Allison shall not be entitled to receive any compensation for performance of the activities described in Section 7(a) or the eight (8) personal appearances for the events described in Section 7(b). However, with respect to the personal appearances described in Sections 7(a) and 7(b), BAC shall pay directly, or reimburse Allison for, the personal travel expenses paid or incurred by Allison with respect to such personal appearances, provided that such expenses are approved in advance, in writing, by BAC.

         8. AUTHORITY AND TITLE. Allison represents and warrants that he owns, or has full authority to license to BAC, the subject matter of the Exclusive License and the subject matter of the Non-exclusive License, as described in Section 3. During the term of this Agreement, Allison shall not at any time do or cause to be done, or fail to do, any act or thing that will in any way impair his ownership, or authority to license to BAC, such subject matter. Allison further represents and warrants that he has full authority to enter into this Agreement and that this Agreement does not infringe upon any proprietary, patent, copyright,



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                  trademark, or servicemark rights of any third party. Allison shall indemnify and hold harmless BAC from and against any claims or damages asserted against BAC by any third party in connection with any untrue representation or warranty described in this Section 8; moreover, Allison shall reimburse BAC for all expenses incurred or paid by BAC that are directly or indirectly related to such claims or damages, including but not limited to, reasonable attorney fees, court costs, incidental damages, and consequential damages. For the purposes of this Agreement, a third party is any individual or entity other than the parties.


         9. LACK OF ECONOMIC FEASIBILITY. Notwithstanding any contrary provision of this Agreement, in the event BAC shall determine that its use of the Exclusive License or the Non-exclusive License is not economically feasible or not profitable with respect to its business, BAC shall be entitled to terminate this Agreement upon thirty (30) days prior written notice.

         10. TRANSFER OR ASSIGNMENT. BAC shall be entitled to transfer or assign its rights or obligations (or both) under this Agreement to a successor, transferee, or assignee upon providing to Allison evidence of such succession, transfer, or assignment in advance, provided that BAC's successor, transferee, or assignee agrees, in writing, to be bound by




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                  the terms of this Agreement to the extent such terms relate to the rights and obligations succeeded to, transferred, or assigned. Allison shall not be entitled to transfer or assign his obligations under this Agreement that relate to personal appearances or personal services; however, Allison shall be entitled to transfer or assign his rights or other obligations (or both) under this Agreement to a successor, transferee, or assignee upon providing to BAC evidence of such succession, transfer, or assignment in advance, provided that Allison's successor, transferee, or assignee agrees, in writing, to be bound by the terms of this Agreement to the extent such terms relate to the rights and obligations succeeded to, transferred, or assigned.

         11. BUSINESS RELATIONSHIP BETWEEN THE PARTIES. Each party agrees that the other party is an independent contractor, not an employee of such party. Each party shall be solely responsible for any income tax, social security tax, self-employment tax, or other tax applicable to remuneration paid to such party by the other party pursuant to this Agreement. Each party agrees to indemnify and hold harmless the other party for any liability resulting from such party's nonpayment of such taxes.





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         12.      MISCELLANEOUS.

                  (a) ENTIRE AGREEMENT. This Agreement represents the entire agreement of the parties hereto with respect to the subject matter hereof. Correspondence, memoranda, notes, discussions, or agreements, whether written or oral, originating before the date of this Agreement are replaced in total by this Agreement.

                  (b) BINDING EFFECT. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective legal representatives, successors, and permitted assigns.

                  (c) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. The state courts of Pinellas County, Florida shall have exclusive jurisdiction over any judicial proceeding relating to any dispute out of the interpretation, performance, or breach of this Agreement.

                  (d) INTERPRETATION. The language used in this Agreement shall not be construed in favor of or against either party, but shall be construed as if both parties prepared this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule



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                           of strict construction shall be applied against
                           either party.

                  (e) NOTICE. Any notice or other communication which is required, or which may be given, under this Agreement shall be in writing and shall be effective upon actual receipt, except as otherwise provided hereinbelow. Any such notice or communication shall be personally delivered or sent by certified mail, return receipt requested, first class postage prepaid. In each case, notice shall be given to the parties at the following addresses:

                           If to BAC:        BOBBY ALLISON CELLULAR SYSTEMS OF
                                             FLORIDA, INC.
                                             2055 Lake Avenue S.E.
                                             Suite A
                                             Largo, Florida 33771

                           If to Allison:    Robert A. Allison
                                             140 Church Avenue
                                             Hueytown, Alabama 35023

                           With a copy to:   Edward L. Hardin, Jr.
                                             2201 Arlington Avenue
                                             Birmingham, Alabama 35205

                           Either party may change such party's address for the purposes of this Agreement by giving written notice of the new address to the other party in accordance with one of the mediums described hereinabove. Rejection of, or any other refusal to accept, delivery of any notice required or permitted to be given under this



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                           Agreement shall cause such notice to be effective
                           when sent. The inability to deliver any notice required or permitted to be given under this Agreement because of a changed address for which no notice was given shall cause such notice to be effective when sent.

                  (f) HEADINGS. The titles and headings of the various sections of this Agreement are intended solely for convenience of reference and are not intended to explain, modify or place any interpretation upon any of the provisions of this Agreement.

                  (g) AMENDMENT. This Agreement may be amended only by a writing signed by both of the parties.

                  (h) SEVERABILITY. If any part of this Agreement is determined to be illegal or unenforceable, all other parts shall be given effect separately and shall not be affected.

                  (i) NONWAIVER. No waiver of any provision of this Agreement, express or implied, shall be valid unless the same is in writing and signed by the party against whom it is sought to be enforced. No assent or waiver, express or implied, of any breach of any one or more of the covenants, conditions or provisions of this Agreement shall be deemed a waiver of any subsequent


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                           breach, or a waiver of any other covenant, condition
                           or provision of this Agreement.

                  (j) ATTORNEY'S FEES. The prevailing party to a dispute between, or litigation between, the parties, if said dispute or litigation relates to this Agreement, shall be entitled to reimbursement from the non-prevailing party for such prevailing party's reasonable costs and expenses, including reasonable attorneys' fees. For purposes of this Agreement, the "prevailing party" shall be deemed to be that party who obtains substantially the result sought, whether by settlement, mediated or otherwise, dismissal, or judgment. For purposes of this Agreement, the term "reasonable attorneys' fees" shall include, without limitation, the actual attorneys' fees incurred in retaining counsel for advice, negotiations, suit, appeal, or any other legal proceeding, including mediation and arbitration.

                  (k) ADDITIONAL DOCUMENTS. Each party agrees to execute and acknowledge, if required, any and all other documents and writings which may be necessary to carry out the purposes and provisions of this Agreement.

                  (l) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an




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                           original, but all of which together shall constitute
                           one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date or dates set forth hereinbelow, to be effective for all purposes as of the Effective Date.


/s/ Nancy H. Waldron                        /s/ Robert A. Allison
--------------------------                  ------------------------------
Signature of Witness                        Robert A. Allison a/k/a
                                            Bobby Allison

Nancy H. Waldron                            Date: 12/31/98
--------------------------                       --------------------
Printed Name of Witness


/s/ Edward C. Hardin, Jr.
--------------------------
Signature of Witness

Edward C. Hardin, Jr.
--------------------------
Printed Name of Witness

                                            BOBBY ALLISON CELLULAR SYSTEMS
                                            OF FLORIDA, INC.


/s/ Paul E. Farmer II                       By: /s/ Robert L. McGinnis
--------------------------                      --------------------------
Signature of Witness                               Robert L. McGinnis
                                            Title: Its Chief Executive Officer
Paul E. Farmer II                           Date: 12/31/98
--------------------------                       -------------------------
Printed Name of Witness


/s/ Dulci Seaver
--------------------------
Signature of Witness

Dulci Seaver
--------------------------
Printed Name of Witness



/s/ Paul E. Farmer II                       By: /s/ James L. Ralph
--------------------------                      --------------------------
Signature of Witness                               James L. Ralph
                                            Title: Its President
Paul E. Farmer II                           Date: 12/31/98
--------------------------                       -------------------------
Printed Name of Witness


/s/ Dulci Seaver
--------------------------
Signature of Witness

Dulci Seaver
--------------------------
Printed Name of Witness






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